UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On May 27, 2015, Crestwood Operations LLC (“Crestwood Operations”), a subsidiary of Crestwood Equity Partners LP (the “Partnership”), entered into a first amendment (the “First Amendment”) to the employment agreement dated January 21, 2014 (the “Employment Agreement”) that it is party to with William Gautreaux, the Partnership’s current President, Liquids and Crude Business Unit.

Effective June 1, 2015, in connection with a corporate restructuring, Mr. Gautreaux will cease to serve as the Partnership’s President, Liquids and Crude Business Unit and become employed as Senior Vice President and Chief Marketing Officer of Crestwood Operations and President of Crestwood Services LLC, a subsidiary of the Partnership.

Pursuant to the terms of the First Amendment, Crestwood Operations will pay Mr. Gautreaux a cash lump sum retention payment of $288,187.50 on or before May 29, 2015. In addition, effective as of May 27, 2015, Mr.Gautreaux’s target annual bonus will be equal to 90% of his base salary and his target equity grant level will be equal to 175% of his base salary.

Absent the entry into the First Amendment, the corporate restructuring described above would have constituted “employee cause” (as defined in the Employment Agreement) and entitled Mr. Gautreaux to resign and receive severance benefits as provided for under the Employment Agreement and subject to the other terms and conditions therein. Pursuant to the terms of the First Amendment, Mr. Gautreaux has agreed not to invoke this provision of the Employment Agreement. However, Mr. Gautreaux will be permitted to submit a resignation notice at any point after June 1, 2015, and for any reason, provided that his resignation will not be effective until 60 days after the date of the notice and provided that he works diligently and reasonably during the 60-day period to attempt to locate and hire a successor and transfer his duties to such successor. In the event that Mr. Gautreaux meets the requirements set forth in the prior sentence, he would be entitled to receive the severance and other benefits payable pursuant to the terms of the Employment Agreement or otherwise upon a resignation due to “employee cause.”

The First Amendment also provides that the “non-compete period” and “non-solicitation period” (each as defined in the Employment Agreement) will be reduced from 18 months to 12 months following the termination date.

The foregoing description of the First Amendment does not purport to be complete. The foregoing description of the First Amendment is subject to, and is qualified in entirety by, the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement between William Gautreaux and Crestwood Operations LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: June 1, 2015	By:	/s/ Joel C. Lambert
Joel C. Lambert
Senior Vice President, General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	First Amendment to Employment Agreement between William Gautreaux and Crestwood Operations LLC.